Exhibit 21.1

Crescent Energy Company Subsidiaries		Jurisdiction
1.	Artemis Acquisition Holdings Inc.	Delaware
2.	Artemis Merger Sub II LLC	Delaware
3.	Bridge Energy Holdings LLC	Delaware
4.	Bridge Energy LLC	Delaware
5.	CMP Legacy Co. LLC	Delaware
6.	CMP Venture Co. LLC	Delaware
7.	CMP Crescent Minerals I (Gray) LLC	Delaware
8.	Colt Admiral A Holding GP LLC	Delaware
9.	Colt Admiral A Holding L.P.	Delaware
10.	Contango Crescent Renee LLC	Delaware
11.	Contango Crescent VentureCo I LLC	Delaware
12.	Crescent Conventional LLC	Delaware
13.	Crescent Energy Finance LLC	Delaware
14.	Crescent Energy Midland Services LLC	Oklahoma
15.	Crescent Energy OpCo LLC	Delaware
16.	Crescent Energy Operating, LLC	Delaware
17.	DMA Royalty Investments L.P.	Delaware
18.	EIGF Minerals GP LLC	Delaware
19.	EIGF Minerals L.P.	Delaware
20.	Falcon Holding L.P.	Delaware
21.	IE Buffalo Holdings LLC	Delaware
22.	IE Buffalo Minerals LLC	Delaware
23.	IE L Merger Sub LLC	Delaware
24.	Independence Minerals GP LLC	Delaware
25.	Independence Minerals Holdings LLC	Delaware
26.	Independence Minerals L.P.	Delaware
27.	Independence Upstream GP LLC	Delaware
28.	Independence Upstream Holdings GP LLC	Delaware
29.	Independence Upstream Holdings L.P.	Delaware
30.	Independence Upstream L.P.	Delaware
31.	Crescent EF Aggregator L.P.	Delaware
32.	Javelin EF GP LLC	Delaware
33.	Javelin EF L.P.	Delaware
34.	Crescent EFA GP LLC	Delaware
35.	Crescent EFA Holdings LLC	Delaware
36.	Crescent Energy Marketing, LLC	Delaware
37.	Crescent Gladiator LLC	Delaware
38.	Javelin Oil & Gas, LLC	Delaware
39.	Crescent Palo Verde Aggregator L.P.	Delaware
40.	Crescent Palo Verde GP LLC	Delaware
41.	Crescent Palo Verde LP	Delaware
42.	Crescent Uinta, LLC	Texas

43.	Javelin VentureCo LLC	Delaware
44.	Mineral Acquisition Company I, LP	Delaware
45.	Newark Acquisition GP I LLC	Delaware
46.	Newark Acquisition I L.P.	Delaware
47.	Newark C-I Holding L.P.	Delaware
48.	Newark Holding Agent Corp.	Delaware
49.	SilverBow AgentCo Inc.	Delaware
50.	Springfield GS Holdings LLC	Delaware
51.	Titan Energy Holdings L.P.	Delaware
52.	Vine Royalty GP LLC	Delaware
53.	Vine Royalty L.P.	Delaware
54.	Crescent (Eagle Ford) LLC	Delaware
55.	Crescent Minerals Assets GP LLC	Delaware
56.	Crescent Minerals Assets II LLC	Delaware
57.	Crescent Minerals Assets Intermediate GP LLC	Delaware
58.	Crescent Minerals Assets Intermediate L.P.	Delaware
59.	Crescent Royalty Finance LLC	Delaware
60.	Crescent Royalty Assets L.P.	Delaware
61.	The Prospect Company LLC	Delaware
62.	Vital Midstream Services, LLC	Delaware